Exhibit 99.43

NEWS RELEASE

GOLDGROUP REPORTS ON CERRO PRIETO OPTIMIZATION PROGRAM

Throughput capacity doubled with two crushing circuits now operational at site

Vancouver, British Columbia (October 09, 2025) - Goldgroup Mining Inc. (“Goldgroup” or the “Company”) (TSX-V: GGA, OTC: GGAZF) is pleased to announce the successful installation of a second crushing circuit at its 100% owned Cerro Prieto gold mine in Sonora, Mexico, which has doubled crushing capacity to over 4,500 tonnes per day. Goldgroup’s new mining contractor is now more than doubling mine production.

Mine Production Expansion

Increasing the crushing capacity at Cerro Prieto offers the potential for enhanced throughput and productivity through higher processing volumes with more material being crushed daily. Higher crushing capacity will allow the Company to reach its gold production goals, targeting over 24,000 ounces annually from our enhanced mine production. Additional gold production of up to 8,00 ounces annually is planned by initiating a re-leaching project as described below.

Boosting crushing capacity is a foundational move that unlocks efficiency across the entire operation. It is one of several strategic and operational opportunities that can significantly increase productivity, efficiency, and profitability at Cerro Prieto.

Re-leaching of Heap Leach Pads

Another key element of the optimization plan at the Cerro Prieto mine is re-leaching the existing heap leach pads. The mine has been in production since 2013 accumulating over 10 million tonnes of mineralized material on the leach pads. A July 2025 independent engineering study prepared by Anddes Mexico S.A.de C.V. indicated that recovery of residual gold within the leach pads by re-leaching is economically feasible. The Company intends to implement the re-leaching project with equipment sourcing and installation, leach pad permitting and funding over the coming months, targeting initial production from re-leaching during 1st quarter 2026.

Ongoing Exploration

Exploration and resource expansion is the third key element of the optimization plan for Cerro Prieto. Ongoing exploration of advanced gold zones as well as newly discovered zones have the potential to substantially extend the mine life. Objectives of the exploration program are to not only delineate additional resources to immediately add to the mine plan, but to possibly enable significantly increased annual production. Past production in recent years was approximately 11,500 ounces of gold annually and the Company is targeting more than doubling this from ongoing mining operations and further increasing gold production once the re-leaching project becomes operational.

Ralph Shearing, CEO, commented, “The Goldgroup team is committed to increasing gold output from the Cerro Prieto mine. Successfully adding a second crushing circuit at Cerro Prieto is an important milestone towards that goal. Cerro Prieto has been a good, steady operation for the Company for years and we are determined to optimize it to its maximum potential. In addition to Cerro Prieto, we have the newly acquired Pinos gold development project in Zacatecas State, Mexico. We continue to position ourselves for significant expansion through targeted acquisitions in the mining sector.”

Corporate Update

The Company also announces that it has entered into a media services agreement (the "Agreement") with Market One Media Group ("Market One"). Located in Vancouver and Toronto, Market One is a multiplatform media solution for the capital markets operating in editorial, video and digital media. The media message is distributed via broadcast, digital and social media channels, including media platforms such as BNN Bloomberg. Market One's engagement is for a term of 12 months. The Company will pay Market One a fee of CDN$100,000 plus goods and services tax for the services provided.

Update to Finders Fees Disclosure

In the Company’s September 12, 2025, news release announcing the closing of a non-brokered private placement, the Company stated it paid cash finder’s fees of $182,505, issued 201,718 finder’s warrants and 1,086,187 finder’s units to finders in connection with the Private Placement. The Company would like to clarify that it only issued 78,013 finder’s units as opposed to the 1,086,187 previously disclosed. Each finder’s unit consists of one Common Share and one common share purchase warrant, with each warrant being exercisable to purchase one Common Share at a price of $1.05 until September 12, 2027.

About Goldgroup

Goldgroup is a Canadian-based mining Company with two high-growth gold assets in Mexico. The Company has a 100% interest in the producing Cerro Prieto heap-leach gold mine located in the State of Sonora. An optimization and exploration program is underway at Cerro Prieto to significantly increase existing production and resources.

In addition, the Company holds a 100% interest in the large Pinos underground gold development project in Zacatecas State. Pinos is an advanced PEA level development project.

Goldgroup is led by a team of highly successful and seasoned individuals with extensive expertise in mine development, corporate finance, and exploration in Mexico.

For further information, please contact Sophia Shane at sshane@goldgroupmining.com or +1 604 306 6867 or visit the Company’s website at www.goldgroupmining.com

On behalf of the Board of Directors

Ralph Shearing

CEO

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this press release.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Certain information contained in this news release, including any information relating to future financial or operating performance, may be considered “forward-looking information” (within the meaning of applicable Canadian securities law) and “forward-looking statements” (within the meaning of the United States Private Securities Litigation Reform Act of 1995). These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Actual results could differ materially from the conclusions, forecasts and projections contained in such forward-looking information.

These forward-looking statements reflect Goldgroup’s current internal projections, expectations or beliefs and are based on information currently available to Goldgroup. In some cases forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Forward-looking information is subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to materially differ from those reflected in the forward-looking information, and are developed based on assumptions about such risks, uncertainties and other factors including, without limitation: successful implementation of the Company’s plans at the Cerro Prieto project; uncertainties related to actual capital costs operating costs and expenditures; production schedules and economic returns from Goldgroup’s projects; uncertainties associated with development activities; uncertainties inherent in the estimation of mineral resources and precious metal recoveries; uncertainties related to current global economic conditions; fluctuations in precious and base metal prices; uncertainties related to the availability of future financing; potential difficulties with joint venture partners; risks that Goldgroup’s title to its property could be challenged; political and country risk; risks associated with Goldgroup being subject to government regulation; risks associated with surface rights; environmental risks; Goldgroup’s need to attract and retain qualified personnel; risks associated with potential conflicts of interest; Goldgroup’s lack of experience in overseeing the construction of a mining project; risks related to the integration of businesses and assets acquired by Goldgroup; uncertainties related to the competitiveness of the mining industry; risk associated with theft; risk of water shortages and risks associated with competition for water; uninsured risks and inadequate insurance coverage; risks associated with potential legal proceedings; risks associated with community relations; outside contractor risks; risks related to archaeological sites; foreign currency risks; risks associated with security and human rights; and risks related to the need for reclamation activities on Goldgroup’s properties, as well as the risk factors disclosed in Goldgroup’s Annual Information Form and MD&A. Any and all of the forward-looking information contained in this news release is qualified by these cautionary statements.

Although Goldgroup believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. Goldgroup expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise, except as may be required by, and in accordance with, applicable securities laws.